Exhibit 1.1

Execution Version

$1,350,000,000

STERIS Irish FinCo Unlimited Company

2.700% Senior Notes due 2031

3.750% Senior Notes due 2051

Underwriting Agreement

March 24, 2021

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

STERIS Irish FinCo Unlimited Company, a public unlimited company organized under the laws of Ireland (the “Issuer”) and a wholly-owned subsidiary of STERIS plc, a public limited company organized under the laws of Ireland (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $675,000,000 aggregate principal amount of its 2.700% Senior Notes due 2031 (the “2031 Notes”) and $675,000,000 aggregate principal amount of its 3.750% Senior Notes due 2051 (the “2051 Notes”, and, together with the 2031 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of April 1, 2021 (the “Base Indenture”) among the Issuer, the Company and the guarantors listed in Schedule 2 hereto (together with the Company, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of April 1, 2021 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and will be guaranteed on a senior unsecured basis by each of the Guarantors (the “Guarantees”).

The Issuer and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement.

The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-254608), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Issuer has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 4:10 P.M. (New York City time) March 24, 2021, the time when sales of the Securities were first made (the “Time of Sale”), the Issuer had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 24, 2021, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

On January 12, 2021, the Company and certain of its affiliates entered into an Agreement and Plan of Merger (the “Acquisition Agreement”) with Cantel Medical Corp.,

a Delaware corporation (the “Target”). Pursuant to the Acquisition Agreement, on the terms and subject to the conditions set forth therein, the Company intends to acquire (the “Acquisition”) all of the issued and outstanding equity interests of the Target. The Securities are being offered in connection with the Acquisition. On or prior to the consummation of the offering of the Securities, the Issuer and each of the Guarantors intends to enter into (i) a new term loan credit agreement (the “Term Loan Credit Agreement”) providing for a $550 million senior unsecured term loan credit facility in place of the term loan agreement, dated November 18, 2020, (ii) a new revolving credit agreement (the “Revolving Credit Agreement”) providing for a $1,250 million senior unsecured revolving credit facility in place of the revolving credit agreement, dated March 23, 2018, and (iii) a new delayed term loan credit agreement (together with the Term Loan Credit Agreement and the Revolving Credit Agreement, the “New Credit Agreements”) providing for a $750 million senior unsecured term loan credit facility.

2. Purchase and Sale of the Securities.

(a) The Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) with respect to the 2031 Notes, 99.247% of the principal amount thereof and (ii) with respect to the 2051 Notes, 98.645% of the principal amount thereof, in each case, plus accrued interest, if any, from April 1, 2021 to the Closing Date (as defined below). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Issuer understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on April 1, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Issuer and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer and the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Issuer, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Issuer or the Guarantors, as the case may be, or any other person.

3. Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally represent and warrant to each Underwriter that (it being understood that (i) references to the Company and its subsidiaries in this Section 3 shall be deemed (unless otherwise indicated) to refer to the Company and its subsidiaries and the Target and its subsidiaries and (ii) express references to the Target and its subsidiaries shall refer to the Target and its subsidiaries, exclusively, but in each case to the extent that the Target and its subsidiaries are included in such reference, such representations and warranties shall be deemed qualified by the phrase “to the actual knowledge of the Issuer and the Guarantors”):

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Issuer and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Registration Statement, (iii) the Preliminary Prospectus, (iv) the Prospectus, (v) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (vi) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives, including the Issuer’s investor presentation dated March 23, 2021. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantors. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or the Guarantors or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Information or the Prospectus based upon information relating to any Underwriter furnished to the Issuer or the Guarantors in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, of the Trustee.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries and the Target and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and the Target and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of ordinary shares of the Company upon the exercise of stock options described as outstanding in, and the grant and/or vesting of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt (excluding, to the extent applicable, long-term debt incurred under the Revolving Credit Agreement and/or any other revolving credit facility described in the Registration Statement, the Time of Sale Information and the Prospectus) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the dividend declared by the Company on its ordinary shares and payable on March 25, 2021 to holders of record on February 24, 2021), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Issuer and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Issuer and the Guarantors of their obligations under this Agreement, the Securities and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Schedule 3 to this Agreement are the only subsidiaries of the Company, except for those subsidiaries that, individually or when taken together, would not constitute a significant subsidiary of the Company.

(i) Capitalization. The Company has the authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Due Authorization. The Issuer and each of the Guarantors has full right, power and authority to execute and deliver, as applicable, this Agreement, the Securities, the Guarantees and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Issuer and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors.

(n) [Reserved].

(o) Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and its affiliates that are parties thereto, and constitutes a valid and legally binding agreement of such parties enforceable against such parties in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(p) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(q) No Violation or Default. Neither the Issuer nor any of the Guarantors is in violation of its constitution, charter or by-laws or similar organizational documents. Neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii)

result in any violation of the provisions of its constitution, charter or by-laws or similar organizational documents of the Issuer or any of the Guarantors or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantees and compliance by the Issuer and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantees under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters or (iv) such as the Issuer and the Guarantors are not required to have obtained or made as of the date of this Agreement, but will be obtained or made as of the Closing Date or within the prescribed period under applicable law or administrative regulation.

(t) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Issuer and each of the Guarantors, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or contracts, statutes or regulations required to be described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(u) Independent Accountants. Ernst & Young LLP (“E&Y”), who have certified certain financial statements of the Company and its subsidiaries and Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of the Target and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and the Target, as applicable, and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. RSM US LLP (“RSM”), who have certified certain financial statements of Dental Holding, LLC and its subsidiaries, is an independent public accounting firm with respect to Dental Holding, LLC within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(v) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Intellectual Property. Except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Issuer and any Guarantor, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(y) Investment Company Act. Neither the Issuer, nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (except for cases in which the failure to file or pay would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect); and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets (except for cases where a tax deficiency would not reasonably be expected to have a Material Adverse Effect).

(aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except for such notices, revocations or modifications as would not reasonably be expected to have a Material Adverse Effect.

(bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Issuer and each of the Guarantors, is contemplated or threatened and neither the Issuer nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, binding decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received written or, to the knowledge of the Company, oral notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no material monetary sanctions will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i)(4) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) is in “endangered status” or “critical status” (within the meaning of Section 305(b) of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to a Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including any Multiemployer Plan); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and members of the Controlled Group (as applicable)

compared to the amount of such contributions made in the Company’s and the Controlled Group members’ most recently completed fiscal year (as applicable); or (B) a material increase in the current fiscal year in the Company’s and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s and its subsidiaries’ most recently completed fiscal year, except, in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) Disclosure Controls. (i) The Company and its subsidiaries (excluding the Target and its subsidiaries) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries (excluding the Target and its subsidiaries) have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii) The Target and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Target in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Target’s management as appropriate to allow timely decisions regarding required disclosure.

(ff) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the

Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(gg) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, adequate to protect the Company and its subsidiaries and their respective businesses against losses and risks in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case at a cost that would not reasonably be expected to have a Material Adverse Effect.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company or any of its subsidiaries, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, promised or authorized any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) Compliance with Anti-Money Laundering Laws and Controlled Substances Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and with all relevant laws, rules, and regulations pertinent to cannabis and controlled substances, including but not limited to the Controlled Substances Act, of all jurisdictions where the Company or any of its subsidiaries conduct business (the “Controlled Substance Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws or Controlled Substance Laws is pending or, to the knowledge of the Issuer or any of the Guarantors, threatened. The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder to violate Anti-Money Laundering Laws or Controlled Substances Laws.

(jj) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company or any of its subsidiaries, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject of comprehensive Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, in violation of Sanctions (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country, in each instances where the dealing or transaction resulted in a violation of Sanctions.

(kk) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or as provided in the Acquisition Agreement or the New Credit Agreements.

(ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm) No Stabilization. Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(nn) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) [Reserved].

(pp) Statistical and Market Data. Nothing has come to the attention of the Issuer or any Guarantor that has caused the Issuer or such Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Cybersecurity; Data Protection. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, (i) there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, that are known to the Company, except for those that have been or are reasonably expected to be remedied without material cost or liability, nor (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(rr) FDA Compliance. The Company and its subsidiaries possess all licenses, exemptions, certificates, approvals, clearances, authorizations (including emergency use authorizations), registrations, permits, and supplements or amendments issued by the appropriate federal, state or foreign regulatory authorities, including the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services, the Drug Enforcement Administration, and comparable state and foreign governmental or regulatory agencies (collectively, “Regulatory Authorities”), necessary to conduct their respective businesses or required by any applicable law, statute, rule or regulation, and neither the Company nor any of its subsidiaries has received any written notice relating to the revocation, suspension or modification of any such license, exemption, certificate, approval, clearance, authorization, registration or permit, and has no knowledge that any Regulatory Authorities are taking or considering such action. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries (i) are, and at all times have been in compliance with all laws, statutes, rules, and regulations of the Regulatory Authorities and the laws, statutes, rules, and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labelling, promotion, sale, offer for sale, storage, import, export or disposal of any product developed, manufactured, processed, distributed, marketed, labeled, promoted, sold, offered for sale, imported, exported or disposed by the Company and its subsidiaries (“Applicable Regulatory Laws”); and (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter, letter of admonition or other correspondence or written notice from any court or arbitrator or governmental authority or Regulatory Authorities alleging or asserting non-compliance with (x) any Applicable Regulatory Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Regulatory Laws, except in each case any of the same that have been closed.

(ss) Regulatory Filings. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries have not failed to file with the Regulatory Authorities or any other governmental authorities any required filing, declaration, listing, registration, report or submission as required by any applicable laws, statutes, rules, and regulations; (ii) all such filings, declarations, listings, registrations, reports or submissions were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) and were in compliance with applicable laws when filed; and (iii) no deficiencies regarding compliance with applicable laws, statutes, rules or regulations have been asserted by any Regulatory Authorities or any other governmental authorities with respect to any such filings, declarations, listings, registrations, reports or submissions.

(tt) Tests, Studies, and Preclinical and Clinical Trials. (i) The studies, tests, research and preclinical and clinical trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, were, and if still ongoing are, being conducted in all material respects in accordance with all Applicable Regulatory Laws, current Good Clinical Practices, current Good Laboratory Practices, standard medical and scientific research standards and procedures, each as applicable, and any applicable laws, statutes, rules, and regulations of the jurisdiction in which such studies, tests, research, and trials are being conducted; (ii) the descriptions of the results of such studies, tests, research, and trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; (iii) the Company and its subsidiaries have no knowledge of any results of any other studies, tests, research or trials that are inconsistent with or call into question the results of studies, tests, research, and trials conducted by or on behalf of or sponsored by the Company or its subsidiaries; (iv) the Company and its subsidiaries have operated at all times and are currently in material compliance with all Applicable Regulatory Laws; (v) the Company and its subsidiaries have not received any written notices, correspondence or other communications from Regulatory Authorities or any other governmental authorities requiring or threatening the termination, material modification or suspension of any studies, tests, research or trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies, tests, research or trials, and to the knowledge of the Company, there are no reasonable grounds for the same; and (vi) the Company and its subsidiaries have obtained, or caused to be obtained, informed consent by or on behalf of each human subject who participated in a Company or subsidiary study, test, research or trial.

(uu) Health Care Laws. The Company and its subsidiaries are, and at all times have been, in compliance, in all material respects, with all applicable Health Care Laws, and have taken any required and necessary actions to comply with all applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act, as amended; (ii) federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Act and False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287), and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Civil Monetary Penalties Law (42 U.S.C. Sections 1320a-7a), the Exclusions Law (42 U.S.C. Section 1320a-7), Section 6002 of the Patient Protection and Affordable Care Act (Pub. L. No. 111-148), commonly known as Open Payments or the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) and laws governing the privacy, security or confidentiality of health information or medical records; (iv) the Social Security Act, as amended, including Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); and (v) the regulations promulgated pursuant to such statutes and any state or foreign counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Regulatory Authority or other governmental authority or third party alleging that any product, operation or activity is in violation of any Health Care Laws nor, to the knowledge of Company and its subsidiaries, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action threatened. Neither the Company nor any of its subsidiaries is a party to any material corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Regulatory Authority or other governmental authority. Additionally, neither the Company, nor any of its subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company and its subsidiaries, agents has been excluded, suspended, debarred or disqualified from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company or its subsidiaries, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in exclusion, suspension, debarment or disqualification.

(vv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww) Status under the Securities Act. The Issuer is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(xx) Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Ireland or the United Kingdom, or any political subdivision or taxing authority thereof, in connection with the execution and delivery of the Transaction Documents or the offer or sale of the Securities.

(yy) No Withholding Tax. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, all payments to be made by the Issuer or the Guarantors on or by virtue of the execution, delivery, performance or enforcement of the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of the United States of America, Ireland or the United Kingdom, or any political subdivision thereof or any other applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

(zz) No Immunity. None of the Issuer, any of the Guarantors, or any of their respective properties, assets or revenues is subject to any right or immunity under Ireland, United Kingdom, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of Ireland, the United Kingdom, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Issuer, the Guarantors or any of their respective subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Issuer and each of the Guarantors have, pursuant to Section 16(d) of this Agreement, waived, and it will waive, or will cause their respective subsidiaries to waive, such right to the extent permitted by law.

(aaa) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Issuer or any Guarantor based upon any of the Transaction Documents (i) would be declared enforceable against the Issuer or such Guarantor by the courts of the United Kingdom, without reconsideration or reexamination of the merits, and (ii) would be recognised and enforced by the courts of Ireland subject to first obtaining by way of a new action an order from the Irish courts which would be granted on proper proof of the judgment without any retrial or examination of the merits of the case provided that:

(1)	the judgment is for a definite sum of money and is final and conclusive;

(2)	the court which gives the judgment had competent jurisdiction;

(3)	the judgment has not been obtained or alleged to have been obtained by fraud;

(4)	procedural rules of the court giving the judgment have been observed;

(5)	the judgment is not contrary to public policy or natural or constitutional justice;

(6)	the judgment is not inconsistent with a judgment of the courts of Ireland in relation to the same matter;

(7)	the Irish courts have jurisdiction over the matter; and

(8)	enforcement proceedings are instituted in Ireland by way of the new action within six years of the date of the judgment.

(bbb) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Ireland and the United Kingdom and will be honored by the courts of Ireland and the United Kingdom.

(ccc) Submission to Jurisdiction. The Issuer and each of the Guarantors have the power to submit, and pursuant to Section 16(d) of this Agreement and the Indenture have legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York; and have the power to designate, appoint and empower, and pursuant to Section 16(d) of this Agreement and the Indenture, have legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indenture, as applicable, in any U.S. federal or New York state court located in The City of New York.

(ddd) Exchange Controls. No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Ireland or the United Kingdom is required for the payment of any amounts payable under the Transaction Documents and, except as disclosed in each of the Time of Sale Information and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Transaction Documents may be paid in Euros that may be converted into another currency and freely transferred out of Ireland or the United Kingdom, without the necessity of obtaining any governmental authorization in Ireland, the United Kingdom or any political subdivision or taxing authority thereof or therein.

(eee) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Irish law. While it is the courts of Ireland that determine on a case by case basis what the public policy of Ireland is, at the date hereof, the Issuer is not aware of any circumstances concerning the indemnification and contribution provisions set forth in Section 7 hereof which would give rise to an Irish court holding that such choice violates Irish public policy.

(fff) No Requirement to Qualify to do Business. It is not necessary under the laws of Ireland or the United Kingdom that any holder of the Securities, or the Underwriters should be licensed, qualified or entitled to carry on business in Ireland or the United Kingdom, (i) to enable any of them to enforce their respective rights under the Transaction Document or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith, provided that such party is not otherwise carrying on a business in the applicable jurisdiction or (ii) solely by reason of the execution, delivery or performance of any such document.

(ggg) No Requirement to File or Record. This Agreement and the other Transaction Documents are in proper legal form under the laws of Ireland and the United Kingdom for the enforcement thereof in Ireland and the United Kingdom against the Issuer and the Guarantors, and to ensure the legality, enforcement or admissibility into evidence of this Agreement and any other Transaction Document in Ireland and the United Kingdom, it is not necessary for this Agreement or any such Transaction Document, as the case may be, to be filed or recorded with any court or other authority in Ireland or the United Kingdom or that any tax or fee be paid in Ireland or the United Kingdom on or in respect of this Agreement or such Transaction Document, as the case may be, or any other document, other than court costs (including, without limitation, filing fees). This Agreement and the other Transaction Documents are in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against the Issuer and the Guarantors, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement and any other Transaction Document in the State of New York that this Agreement or any such Transaction Document, as the case may be, be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of this Agreement or such Transaction Document, as the case may be, or any other document, other than court costs, including (without limitation) filing fees.

(hhh) No Ireland or United Kingdom Domicile. None of the holders of the Securities, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Ireland or the United Kingdom on an overall income basis solely by the execution, delivery, performance or enforcement of the Transaction Documents or the issuance or sale of the Securities or by virtue of the ownership or transfer of Securities or the receipt of payments on any of the Transaction Documents.

4. Further Agreements of the Issuer and the Guarantors. The Issuer and the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Issuer and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Issuer will file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Issuer will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Issuer or the Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Issuer will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the

Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Issuer will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Issuer will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Issuer or the Guarantors of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Issuer or the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer or the Guarantors will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the

Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Issuer and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) DTC. The Issuer will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Issuer nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (it being understood that the Issuer and the Guarantors make no representation as to the actions taken by or on behalf of any Underwriter in connection with the offering of the Securities).

(m) [Reserved].

(n) Exchange Listing. The Issuer will use commercially reasonable efforts to list, subject to notice of issuance, the Securities on The New York Stock Exchange (the “Exchange”).

(o) Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p) Tax Gross-Up. The Issuer and each of the Guarantors agree with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any Taxing Jurisdiction, unless the Issuer or any such Guarantor, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or such Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or the receipt of payments, performance of obligations or enforcement of rights hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is timely requested by the Issuer or the relevant Guarantor and required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. The Issuer and each of the Guarantors, jointly and severally, further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transfer, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Issuer.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer or director, or individual serving in a similar capacity, of the Issuer and of each Guarantor who has specific knowledge of the Issuer’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer or director has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer or director, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct and that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, E&Y, Deloitte and RSM shall have furnished to the Representatives, at the request of the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Issuer and the Guarantors. Jones Day, counsel for the Issuer, shall have furnished to the Representatives, at the request of the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) Opinion of Irish Counsel for the Issuer and the Guarantors. Matheson, Irish counsel for the Issuer, shall have furnished to the Representatives, at the request of the Issuer, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date a good standing certificate or similar certificate from the jurisdiction of formation of the Issuer and each Guarantor, but only where such concept is applicable (it being understood that no such certificate will be provided for any entity organized under the laws of England and Wales or Ireland).

(l) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer or director of the Issuer, each of the Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer or director of the Issuer and duly authenticated by the Trustee.

(n) Additional Documents. On or prior to the Closing Date, the Issuer shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Issuer and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Issuer and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, each of the Guarantors, each of its respective directors and officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following items in the Preliminary Prospectus and the Prospectus: the names of the Underwriters which appear on the front and back covers and under the heading “Underwriting,” the third paragraph under the heading “Underwriting,” the first paragraph under the heading “Underwriting—Stabilization, short positions and penalty bids” and the seventh sentence in the first paragraph under the heading “Underwriting—New issue of notes.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Issuer, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Issuer and the Guarantors shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting

Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuer or the Guarantors, except that the Issuer and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters) not to exceed $10,000; (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors (including up to 50% of the expense of any chartered aircraft jointly used); and (x) all expenses and application fees related to the listing of the Securities on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081); Attention: Investment Grade Syndicate Desk; BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, New York 10036 (fax: 646-855-5958); Attention: High Grade Transaction Management/Legal; and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 646-291-1469); Attention: General Counsel. Notices to the Issuer and the Guarantors shall be given to them at STERIS plc, 5960 Heisley Rd., Mentor, Ohio 44060, (fax: 440-357-2344); Attention: Adam Zangerle.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Issuer and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Issuer and each of the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Issuer and each Guarantor, as applicable, is subject by a suit upon such judgment. The Issuer and each of the Guarantors irrevocably appoint STERIS Corporation at 5960 Heisley Road, Mentor, Ohio 44060-1834, or if otherwise, its principal place of business in The City of New York from time to time, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Issuer or any such Guarantor, as the case may be, by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Issuer and such Guarantor in any such suit or proceeding. The Issuer and each of the Guarantors hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Issuer and each of the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such

Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j) Judgment Currency. The Issuer and each of the Guarantors, jointly and severally, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(k) Waiver of Immunity. To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Ireland, or any political subdivision thereof, (ii) the United Kingdom, or any political subdivision thereof, (iii) the United States or the State of New York, or (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Issuer and each Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

STERIS Irish FinCo Unlimited Company

By	/s/ Michael J. Tokich
	Name:	Michael J. Tokich
	Title:	Director

STERIS plc

By	/s/ Michael J. Tokich
	Name:	Michael J. Tokich
	Title:	Senior Vice President and Chief Financial Officer

STERIS Limited

By	/s/ Michael J. Tokich
	Name:	Michael J. Tokich
	Title:	Director

STERIS Corporation

By	/s/ Michael J. Tokich
	Name:	Michael J. Tokich
	Title:	Senior Vice President and Chief Financial Officer, Director

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Authorized Signatory

BOFA SECURITIES, INC.

By	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

Schedule 1

Underwriter	Principal Amount of 2.700% Senior Notes due 2031	Principal Amount of 3.750% Senior Notes due 2051
J.P. Morgan Securities LLC	$266,625,000	$266,625,000
BofA Securities, Inc.	94,500,000	94,500,000
Citigroup Global Markets Inc.	81,000,000	81,000,000
PNC Capital Markets LLC	67,500,000	67,500,000
Santander Investment Securities Inc.	37,125,000	37,125,000
SMBC Nikko Securities America, Inc.	37,125,000	37,125,000
U.S. Bancorp Investments, Inc.	21,938,000	21,937,000
DNB Markets, Inc.	21,937,000	21,938,000
KeyBanc Capital Markets Inc.	16,875,000	16,875,000
HSBC Securities (USA) Inc.	13,500,000	13,500,000
Siebert Williams Shank & Co., LLC	13,500,000	13,500,000
Academy Securities, Inc.	3,375,000	3,375,000

Total	$675,000,000	$675,000,000

Schedule 2

Guarantors

STERIS plc

STERIS Limited

STERIS Corporation

Schedule 3

Subsidiaries

The names of one or more subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2020 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded from the following list.

Name of Subsidiary	Jurisdiction
Albert Browne Limited	England & Wales
American Sterilizer Company	Pennsylvania
Bioster Mottahedoon Egypt SAE	Egypt
Birkova Products	Indiana
Bizworth Gammarad Sdn Bhd	Malaysia
Black Diamond Video, Inc.	California
CLBV Limited	England & Wales

Controlled Environment Certification Services, Inc.	Ohio

Diagmed Healthcare Limited	England & Wales
Dover UK I Limited	England & Wales
Dover UK II Limited	England & Wales
Dover UK III Limited	England & Wales
Electron Beam Sdn Bhd	Malaysia
Eschmann Holdings Limited	England & Wales
Genii, Inc.	Minnesota
Harwell Dosimeters Limited	England & Wales
Herotron E-Beam Service GmbH	Germany
HMM HoldCo Limited	England & Wales
Hungaroptics kft	Hungary
Isomedix Inc.	Delaware
Isomedix Operations Inc.	Delaware
Isotron Limited	England & Wales
Key Surgical Europe S.a.r.l.	Switzerland
Key Surgical GmbH	Germany
Key Surgical Limited	England & Wales
Key Surgical LLC	Delaware
KS Apollo Holdings Inc.	Delaware
KS Apollo LLC	Delaware
KVI LLC	Delaware
Medisafe America, L.L.C.	Florida
Medisafe Holdings Limited	England & Wales
Medisafe UK Limited	England & Wales

Name of Subsidiary	Jurisdiction
Mevex Corporation	Canada
PeriOptimum, Inc.	Delaware
SATYAtek S.A.	Switzerland
Shiloh Limited	England & Wales
Shiloh Properties Limited	England & Wales
Solar New US Holding Co, LLC	Delaware
Solar New US Parent Co, LLC	Delaware
Solar US Acquisition Co, LLC	Delaware
STE Hong Kong Limited	Hong Kong
STE UK HoldCo Limited	England & Wales
STE UK Sub HoldCo Limited	England & Wales
STE No. Two Corporation	Delaware
Sterile Supplies Limited	England & Wales
STERIS AB	Sweden

STERIS Applied Sterilization Technologies ULC	Canada

STERIS Asia Pacific, Inc.	Delaware
STERIS AST CZ s.r.o.	Czech Republic
STERIS AST d.o.o.	Slovenia
STERIS AST SK s.r.o.	Slovakia
STERIS Barrier Products Solutions, Inc.	Pennsylvania
STERIS Brazil Holdings, LLC	Delaware
STERIS (BVI) I Limited	British Virgin Islands
STERIS Canada Sales ULC	Canada
STERIS Canada ULC	Canada
STERIS CH Limited	England & Wales
STERIS China Holdings Limited	Hong Kong
STERIS Corporation	Ohio
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Deutschland GmbH	Germany
STERIS Dover AST Holdings Limited	England & Wales
STERIS Dover Canada Holdings Limited	England & Wales
STERIS Dover Limited	England & Wales
STERIS Emerald IE Limited	Ireland
STERIS Enterprises LLC	Russia
STERIS Europe, Inc.	Delaware
STERIS FinCo S.à r.l.	Luxembourg
STERIS FinCo II S.à r.l.	Luxembourg
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Iberia, S.A.	Spain
STERIS IMS Canada Inc.	Canada
STERIS IMS Limited	England & Wales

Name of Subsidiary	Jurisdiction
STERIS Inc.	Delaware
STERIS (India) Private Limited	India

STERIS Instrument Management Services, Inc.	Delaware

STERIS Ireland Limited	Ireland
STERIS Irish FinCo Unlimited Company	Ireland
STERIS Irish FinCo II Unlimited Company	Ireland
STERIS Isomedix Puerto Rico, LLC	Puerto Rico
STERIS Japan Inc.	Japan
STERIS LLC	Delaware
STERIS Laboratories, Inc.	Minnesota
STERIS Latin America, Inc.	Delaware
STERIS Luxembourg Finance S.à r.l.	Luxembourg
STERIS Luxembourg Holding S.à r.l.	Luxembourg
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS NV	Belgium
STERIS Personnel Services, Inc.	Delaware

STERIS Personnel Services Mexico, S. de R.L. de C.V.	Mexico

STERIS S.r.l.	Italy
STERIS SAS	France
STERIS SEA Sdn. Bhd.	Malaysia
STERIS Solutions do Brasil Importacao e	Brazil
Comercializacao de Produtos da Saude
Ltda.
STERIS Solutions Korea Limited	Korea
STERIS Solutions S. de R.L. de C.V.	Mexico
STERIS (Shanghai) Trading Co., Ltd.	China
STERIS Singapore Pte Ltd	Singapore
STERIS Solutions Limited	England & Wales
STERIS Solutions Pte. Limited	Singapore
STERIS S.p.A.	Italy
STERIS TOMOE (Thailand) Ltd.	Thailand
STERIS UK Holding Limited	England & Wales
STERIS-Austar Pharmaceutical Systems Hong Kong Limited	Hong Kong
STERIS-Austar Pharmaceutical Systems (Shanghai) Limited	China
Strategic Technology Enterprises, Inc.	Delaware
SVS Holding GmbH	Germany
Synergy Health Allershausen GmbH	Germany
Synergy Health Amsterdam B.V.	The Netherlands

Name of Subsidiary	Jurisdiction
Synergy Health AST, LLC	Delaware
Synergy Health AST S.r.l.	Costa Rica
Synergy Health Däniken AG	Switzerland
Synergy Health Ede B.V.	The Netherlands
Synergy Health France SAS	France
Synergy Health Holding B.V.	The Netherlands
Synergy Health Holdings Limited	England & Wales
Synergy Health Investments Limited	England & Wales
Synergy Health Ireland Limited	Ireland
Synergy Health Limited	England & Wales
Synergy Health Logistics B.V.	The Netherlands
Synergy Health Marseille SAS	France
Synergy Health Nederland B.V.	The Netherlands
Synergy Health Radeberg GmbH	Germany
Synergy Health Sterilisation UK Limited	England & Wales
Synergy Health (Suzhou) Limited	China

STERIS Sterilization Technologies (Suzhou) Ltd.	China

Synergy Health Systems Limited	England & Wales
Synergy Health (Thailand) Limited	Thailand
Synergy Health True North, LLC	New York
Synergy Health (UK) Limited	England & Wales
Synergy Health US Holdings, Inc.	Delaware
Synergy Health Utrecht B.V.	The Netherlands
Synergy Health Westport Limited	Ireland
Synergy Sterilisation KL (M) Sdn Bhd	Malaysia
Synergy Sterilisation Kulim (M) Sdn Bhd	Malaysia
Synergy Sterilisation (M) Sdn Bhd	Malaysia
Synergy Sterilisation Rawang (M) Sdn Bhd	Malaysia

Synergy Sterilisation South Africa (Proprietary) Limited	South Africa

United States Endoscopy Group, Inc.	Ohio
Vernon and Co. Limited	England & Wales
Vernon-Carus Limited	England & Wales

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated March 24, 2021, substantially in the form of Annex B.

Annex B

Pricing Term Sheet

[Attached]

Filed Pursuant to Rule 433

Registration Statement No. 333-254608

Pricing Term Sheet

STERIS IRISH FINCO UNLIMITED COMPANY

Pricing Term Sheet

The information in this pricing term should be read together with (i) the preliminary prospectus supplement, dated March 24, 2021, as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Preliminary Prospectus Supplement”), and (ii) the related base prospectus dated March 23, 2021, included in the Registration Statement (File No. 333-254608), in each case, including the documents incorporated by reference therein. Terms used but not defined herein have the meanings assigned in the Preliminary Prospectus Supplement.

Issuer:	STERIS Irish FinCo Unlimited Company (the “Issuer”)

Guarantors:	STERIS plc, STERIS Corporation and STERIS Limited

Title of securities:	2.700% senior notes due 2031 (the “2031 notes”) 3.750% senior notes due 2051 (the “2051 notes” and, together with the 2031 notes, the “notes”)

Size:	2031 notes: $675,000,000 2051 notes: $675,000,000

Maturity:	2031 notes: March 15, 2031 2051 notes: March 15, 2051

Coupon:	2031 notes: 2.700% 2051 notes: 3.750%

Price:	2031 notes: 99.897% of face amount 2051 notes: 99.520% of face amount

Yield to maturity:	2031 notes: 2.712% 2051 notes: 3.777%

Spread to Benchmark Treasury:	2031 notes: 110 basis points 2051 notes: 145 basis points

Benchmark Treasury:	2031 notes: 1.125% due February 15, 2031 2051 notes: 1.625% due November 15, 2050

Benchmark Treasury Price and Yield:	2031 notes: 95-18 / 1.612% 2051 notes: 85-01 / 2.327%

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2021

Make-whole call:

Prior to December 15, 2030 (three months prior to the maturity date of the 2031 notes), the Issuer may redeem some or all of the 2031 notes at any time at a discount rate of Treasury plus 20 basis points. On or after December 15, 2030 (three months prior to the maturity date of the 2031 notes) the Issuer may redeem some or all of the 2031 notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Prior to September 15, 2050 (six months prior to the maturity date of the 2051 notes), the Issuer may redeem some or all of the 2051 notes at any time at a discount rate of Treasury plus 25 basis points. On or after September 15, 2050 (six months prior to the maturity date of the 2051 notes) the Issuer may redeem some or all of the 2051 notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Special mandatory redemption:	The 2031 notes will be subject to special mandatory redemption as described in the Preliminary Prospectus Supplement. The 2051 notes will not be subject to any special mandatory redemption.

Tax redemption:	The notes of each series are redeemable at the option of the Issuer, in whole but not in part, upon the occurrence of a Change in Tax Law at 100% of principal of the notes plus accrued and unpaid interest, if any, to, but not including, the redemption date, and all Additional Amounts (if any).

Change of control triggering event:	Putable upon a Change of Control Triggering Event at 101% of principal of the notes plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

Trade date:	March 24, 2021

Settlement:

T+6; April 1, 2021

It is expected that delivery of the notes will be made against payment therefor on or about April 1, 2021, which is the sixth business day following the date hereof (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes will initially settle in “T+6”, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing and prior to the date that is more than two business days preceding the settlement date should consult their own advisors.

CUSIP:	2031 notes: 85917PAA5 2051 notes: 85917PAB3

ISIN:	2031 notes: US85917PAA57 2051 notes: US85917PAB31

Ratings*:	Baa2 (stable) / BBB- (stable) / BBB (stable) (Moody’s / S&P / Fitch)

Listing:	The Issuer intends to list the notes on The New York Stock Exchange.

Minimum denomination	$150,000 and integral multiples of $1,000 in excess thereof

Joint book-running managers:	J.P. Morgan Securities LLC BofA Securities, Inc. Citigroup Global Markets Inc. PNC Capital Markets LLC

Senior co-managers:	Santander Investment Securities Inc. SMBC Nikko Securities America, Inc.

Co-managers:	U.S. Bancorp Investments, Inc. DNB Markets, Inc. KeyBanc Capital Markets Inc. HSBC Securities (USA) Inc. Siebert Williams Shank & Co., LLC Academy Securities, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The Issuer has filed a registration statement (including a prospectus and the related Preliminary Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus Supplement and the accompanying prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, BofA Securities, Inc. at (800) 294-1322 or Citigroup Global Markets Inc. toll-free at (800) 831-9146.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.